                                   EXHIBIT 4

                                    BY-LAWS

                                       OF

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                         (AS AMENDED NOVEMBER 2, 2000)

                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS. All annual meetings of the stockholders of
Wells Fargo Bank, National Association (the "Bank") shall be held at the head office of the Bank, or other convenient place duly authorized by the Board of
Directors, on the third Monday of April in each year at 3:30 o'clock p.m., if not a bank holiday, and if a bank holiday then on the next succeeding business day at the same hour and place. At such meetings, directors shall be elected, reports of the affairs of the Bank shall be considered, and any other business may be transacted which is within the powers of the stockholders.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise regulated by statute, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the chief executive officer or one or more stockholders holding not less than one-fifth of the voting power of the Bank. Such meetings shall be held at the head office of the Bank or other convenient place duly authorized by the Board of Directors.

          SECTION 3. NOTICE OF MEETINGS. Unless otherwise provided by statute, a notice of the time, place and purpose of every annual and special meeting of the stockholders shall be given by first-class mail, postage prepaid, mailed at least 10 days prior to the date of such meeting to each stockholder of record at his or her address as shown upon the books of the Bank, or if no address is shown, at 464 California Street, San Francisco, California. Except as otherwise provided by statute, the transactions of any meeting of stockholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, not present in person or by proxy, signs a written waiver of notice of such meeting. All such waivers shall be filed with the records of the Bank or made a part of the minutes of the meeting.

          SECTION 4. PROXIES. Stockholders may vote at any meeting of the stockholders by proxies duly authorized in writing, but no officer or employee of the Bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

          SECTION 5. QUORUM. Except as otherwise provided by law, the attendance of the holders of a majority of the capital stock issued and outstanding and entitled to vote, either present in person or represented by proxy, is requisite and shall constitute a quorum for the transaction of business at all meetings of the stockholders. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting, unless otherwise provided by law or by the Articles of Association.

          SECTION 6. WRITTEN CONSENTS. Any action required or permitted to be taken by the stockholders may be taken without a meeting if all stockholders shall individually or collectively consent in writing to such action. Any such written consent shall be filed with the minutes of the proceedings of the stockholders. Such action by written consent shall have the same force and effect as the unanimous vote of the stockholders.

                                   ARTICLE II

                                    DIRECTORS

          SECTION 1. CORPORATE POWERS, NUMBER. The corporate powers of this Bank shall be vested in and exercised by a Board of Directors consisting of five members.

          SECTION 2. ELECTION, VACANCIES. The directors shall be elected by ballot at the annual meeting of the stockholders. Each director shall serve until the organizational meeting of the Board of Directors held pursuant to
Section 3 of this Article in the year next following his or her election and until his or her successor has been elected and has qualified. Vacancies in the
Board of Directors shall be filled by the majority vote of the other directors then in office or by the stockholders.

          SECTION 3. ORGANIZATIONAL MEETING. The directors, without further notice, shall meet on the next business day immediately following the adjournment of the stockholders' meeting at which they have been elected and shall, pursuant to Section 1 of Article III hereof, proceed to elect the officers of the Bank. At said meeting the Board of Directors may consider and act upon any other business which may properly be brought before the meeting.

          SECTION 4. PLACE OF MEETINGS. The Board of Directors shall hold its meetings at the head office of the Bank or at such other place as may from time to time be designated by the Board of Directors or by the chief executive officer.

          SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of
Directors shall be held on such days and at such time as may be designated from time to time for such purpose by the Board of Directors. If the day of any regular meeting shall fall upon a bank holiday, the meeting shall be held at the same hour on the first day following which is not a bank holiday. No call or notice of a regular meeting need be given unless the meeting is to be held at a place other than the head office of the Bank.

          SECTION 6. SPECIAL MEETINGS. Special meetings shall be held when called by the chief executive officer or at the written request of two directors.

          SECTION 7. QUORUM; ADJOURNED MEETINGS. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum, may adjourn any meeting to another time and place, provided that, if the meeting is adjourned for more than 30 days, notice of the adjournment shall be given in accordance with these By-Laws.

          SECTION 8. NOTICE; WAIVERS OF NOTICE. Notice of special meetings and notice of regular meetings held at a place other than the head office of the
Bank shall be given to each director, and notice of a meeting adjourned for more than 30 days shall be given prior to the adjourned meeting to all directors not present at the time of the adjournment. No such notice need specify the purpose of the meeting. Such notice shall be given four days prior to the meeting if given by mail or on the day preceding the day of the meeting if delivered personally or by telephone, facsimile, telex or telegram. Such notice shall be addressed or delivered to each director at such director's address as shown upon the records of the Bank or as may have

been given to the Bank by the director for the purposes of notice. Notice need not be given to any director who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. All such waivers shall be filed with and made a part of the minutes of the meeting.

          SECTION 9. WRITTEN CONSENTS. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Any such written consent shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of the directors.

          SECTION 10. TELEPHONIC MEETINGS. A meeting of the Board of Directors or of any committee thereof may be held through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting.

          SECTION 11. COMPENSATION. Directors shall receive no compensation as such for attendance at meetings of the Board of Directors or of its committees.

          SECTION 12. EXECUTIVE COMMITTEE. There shall be an Executive Committee consisting of the Chairman of the Board, presiding, and the President. The
Executive Committee shall be subject to the control of the Board of Directors but, subject thereto, it shall have the fullest authority to act for and on behalf of the Bank and it shall have all of the powers of the Board of
Directors, which, under the law, is possible for the Board of Directors to delegate to such a Committee, including the supervision of the general management direction and superintendence of the business affairs of the Bank.

          SECTION 13. OTHER COMMITTEES; ALTERNATE MEMBERS. By resolution adopted by a majority of the authorized number of directors, the Board of Directors may constitute one or more committees to act as or on behalf of the Board of
Directors. Each such committee shall consist of one or more directors designated by the Board of Directors to serve on such committee at the pleasure of the
Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, which alternate members may replace any absent member at any meeting of such committee in the order designated. Failing such designation and in the absence or disqualification of a member of a
Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          SECTION 14. COMMITTEE MEMBERS' TERM OF SERVICE. Each Committee member shall serve until the organizational meeting of the Board of Directors held pursuant to Section 3 of this Article in the year next following his or her election and until his or her successor has been elected and has qualified, but any such member may be removed at any time by the Board of Directors. Vacancies in any of said committees, however created, shall be filled by the Board of
Directors.

          SECTION 15. COMMITTEE MEETING PROCEDURES. Subject to these By-Laws and the Board of Directors, each Committee shall have the power to determine the form of its organization, and the provisions of these By-Laws governing the calling, notice and place of special meetings of the Board of Directors shall apply to all meetings of any Committee unless such committee fixes a time and place for regular meetings in which case notice for such meeting shall be unnecessary. The provisions of these By-Laws regarding meetings of the Board of
Directors, however called or noticed, shall apply to all meetings of any
Committee. A majority of the members of any such committee shall be necessary to constitute a quorum and sufficient for the transaction of business and any act of a majority present at a meeting of any

such committee of which there is a quorum present shall be the act of such committee. Any action which may be taken at a meeting of any Committee of the
Board may be taken without a meeting, if all members of said Committee individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of said
Committee and shall have the same force and effect as the unanimous vote of the
Committee members. Each committee shall cause to be kept a full and complete record of its proceedings, which shall be available for inspection by any director. There shall be presented at each meeting of the Board of Directors copies of the minutes of all proceedings and all actions taken by written consent of each committee since the preceding meeting of the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

          SECTION 1. OFFICERS, ELECTION. The Bank shall have (i) a Chairman of the Board, (ii) a President and (iii) a Secretary. The Bank also may have one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior
Managing Directors, a Controller, one or more Managing Directors, one or more
Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice
Presidents, one or more Assistant Secretaries and such other officers as may be created by the Board, the Chief Executive Officer or any officer or committee whom the Board or the Chief Executive Officer may authorize to perform this duty. The Chairman of the Board and the President shall be elected from among the members of the Board of Directors. The following offices shall be filled only pursuant to election by the Board of Directors: Chairman of the Board,
President, Vice Chairman, Executive Vice President, Senior Vice President,
Senior Trust Officer, Controller and Secretary. Other officers may be appointed by the Board, the Chief Executive Officer or by any officer or committee who may be authorized to perform this duty by the Board or the Chief Executive Officer.
All officers shall hold office at will, at the pleasure of the Board of
Directors, the Chief Executive Officer, the officer or committee having the authority to appoint such officers, and the officer or committee authorized by the Board or the Chief Executive Officer to remove such officers, and may be removed at any time, with or without notice and with or without cause. No authorization by the Chief Executive Officer to appoint or remove officers shall be effective unless done in writing and signed by the Chief Executive Officer.
One person may hold more than one office except the offices of President and
Secretary may not be held by the same person.

          SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of stockholders and of the Board of
Directors and shall be the chief executive officer of the Bank. As chief executive officer he shall, subject to the provisions of these By-Laws and such resolutions of the Board of Directors as shall be in effect from time to time, exercise general supervision over the property, affairs and business of the Bank and prescribe or, to the extent that he shall deem appropriate, designate an officer or committee or prescribe the duties, authority and signing powers of all other officers and employees. The Chairman of the Board shall preside at all meetings of the Executive Committee.

          SECTION 3. PRESIDENT. The President shall, subject to these By-Laws, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. In the absence of the Chairman of the
Board, the President shall preside over the meetings of the stockholders and of the Board of Directors.

          SECTION 4. ABSENCE OR DISABILITY OF CHIEF EXECUTIVE OFFICER. In the
absence or disability of the Chairman of the Board, the President shall act as chief executive officer. In the absence or disability of the Chairman of the
Board and the President, the officer designated by the Board of Directors or, if there be no such designation, the officer designated by the Chairman of the
Board shall act as the chief executive officer. The Chairman of the Board shall at all times have on file with the Secretary his written

designation of the officer from time to time so designated by him to act as the chief executive officer in his absence or disability and in the absence or disability of the President.

          SECTION 5. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Executive Committee and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer. The Secretary is assigned all of the duties previously assigned to, or authorized by law, custom or usage to be performed by, a cashier. In the absence of the Secretary, one of the Assistant Secretaries, or
an officer designated by the chief executive officer, shall perform the duties and functions of the Secretary.

                                   ARTICLE IV

                              EMERGENCY PROCEDURES

          SECTION 1. "EMERGENCY" DEFINED. As used in this Article, "emergency"
shall mean any disorder, disturbance or damage caused by or resulting from any natural disaster, act of God, act of war, enemy attack, outbreak of hostilities, civil unrest or other similar cause or event beyond the control of the Bank which prevents management by the Board of Directors and conduct by the officers of the business and affairs of the Bank in the manner provided for in the
Articles of Association and in the other Articles of these By-Laws. The powers and duties conferred and imposed by this Article and any resolutions adopted pursuant hereto shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Executive Committee or an Emergency Managing Committee constituted and then acting pursuant hereto.
An emergency, once commenced, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors. During an emergency the provisions of this Article and any implementing resolutions shall supersede any conflicting provisions of any Article of these By-Laws or resolutions adopted pursuant thereto.

          SECTION 2. CONDUCT OF AFFAIRS. During any emergency, the officers and employees of the Bank shall continue, so far as possible, to conduct the affairs and business of the Bank under the guidance of the Board of Directors, or the
Executive Committee or any Emergency Managing Committee acting pursuant to this
Article, and in accordance with known orders of governmental authorities.

          SECTION 3. POWER OF EXECUTIVE COMMITTEE. If, during any emergency, a quorum of either the Board of Directors or the Executive Committee cannot be found or is unable to act, any available member of the Executive Committee shall constitute a quorum of the Executive Committee and as such shall have and may exercise the fullest power to conduct and manage the business and affairs of the
Bank and to relocate the head office or any other office or branch as circumstances may require, provided that the Executive Committee shall, during any emergency, comply with Sections 1 and 2 of Article I, relating to annual and special meetings of the stockholders, to the extent that such compliance is practicable. If no member of the Executive Committee is available to serve, any two or more available directors shall be deemed to constitute a quorum of the
Executive Committee for exercise of the powers conferred and performance of the duties imposed by this Section 3.

          SECTION 4. POWER OF EMERGENCY MANAGING COMMITTEE. If, during any emergency, neither a quorum of the Board of Directors nor the Executive
Committee as provided in Section 3 above is available to serve, then the powers conferred and duties imposed by said Section 3 shall be vested in and devolve upon an Emergency Managing Committee consisting of all available directors, the then acting chief executive officer if he or she is available, and as many Vice
Presidents or officers senior thereto as may be necessary to constitute a total of five committee members. If officers are needed to serve on the Emergency

Managing Committee initially, or to fill vacancies from time to time, such vacancies shall be filled by the available Vice Presidents and officers senior thereto assigned to the head office as constituted prior to the emergency in order of their rank and seniority. If a sufficient number of such officers is not available, such vacancies shall be filled by other Vice Presidents selected by the incumbent members of the Emergency Managing Committee. Any two members of the Emergency Managing Committee and the then acting chief executive officer, if he or she is available, shall constitute a quorum of the Emergency Managing
Committee and shall have and exercise all of the powers conferred and perform the duties imposed by this Section 4. If the then acting chief executive officer is not available, any three members of the Emergency Managing Committee shall constitute a quorum of said committee.

                                    ARTICLE V

                                    DEPOSITS

          The Board of Directors shall have the right to establish the terms and conditions of agreements, rules and regulations upon which deposits may be made with and will be repaid by the Bank or any office of the Bank. Subject to the exercise of such right by the Board of Directors and to applicable law, and not inconsistent therewith, the chief executive officer of the Bank, or such other officer or officers or committee whom he may authorize to perform this duty, or the designees of such officer, officers or committee, shall establish the terms and conditions of agreements, rules and regulations with respect to such deposits.

                                   ARTICLE VI

                                 INDEMNIFICATION

          SECTION 1. ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF THE BANK. The
Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Bank (other than a judicial action or suit brought by or in the right of the Bank), by reason of the fact that he or she is or was an Agent (as hereinafter defined) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, or any appeal therein, if the Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding --
whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that his or her conduct was unlawful. For purposes of this
Article, an "Agent" shall be any director, officer or employee of the Bank, or any person who, being or having been such a director, officer or employee, is or was serving at the request of the Bank as a director, officer, employee, trustee or agent of another bank, corporation, partnership, joint venture, trust or other enterprise.

          SECTION 2. ACTION, ETC. BY OR IN THE RIGHT OF THE BANK. The Bank shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Bank to procure a judgment in its favor by reason of the fact that such person is or was an Agent (as defined above) against expenses
(including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          SECTION 3. DETERMINATION OF RIGHT OF INDEMNIFICATION OR CONTRIBUTION.
Unless otherwise ordered by a court, any indemnification under Section 1 or 2, and any contribution under Section 6, of this Article shall be made by the Bank or an Agent unless a determination is reasonably and promptly made, either (i)
by the Board of Directors acting by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or if obtainable and such quorum so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such Agent acted in bad faith and in a manner that such Agent did not believe to be in or not opposed to the best interests of the Bank or, with respect to any criminal proceeding, that such Agent believed or had reasonable cause to believe that his or her conduct was unlawful.

          SECTION 4. ADVANCES OF EXPENSES. Except as limited by Section 5 of this Article, costs, charges and expenses (including attorneys' fees) incurred by an Agent in defense of any action, suit, proceeding or investigation of the nature referred to in Section 1 or 2 of this Article or any appeal therefrom shall be paid by the Bank in advance of the final disposition of such matter;
provided, however, that if the General Corporation Law of Delaware then would by analogy so require, such payment shall be made only if the Agent shall undertake to reimburse the Bank for such payment in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

          SECTION 5. RIGHT OF AGENT TO INDEMNIFICATION OR ADVANCE UPON
APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Section 1 or
2, or advance under Section 4, of this Article shall be made promptly and in any event within 90 days, upon written request of the Agent, unless with respect to an application under said Sections 1 or 2 an adverse determination is reasonably and promptly made pursuant to Section 3 of this Article or unless with respect to an application under said Section 4 an adverse determination if made pursuant to said Section 4. The right to indemnification or advances as granted by this
Article shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel improperly denies the claim, in whole or in part, or if no disposition of such claim is made with 90 days. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where any required undertaking has been tendered to the Bank) that the Agent has not met the standards of conduct which would require the Bank to indemnify or advance the amount claimed, but the burden of proving such defense shall be on the Bank. Neither the failure of the Bank (including the Board of Directors, independent legal counsel and the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Bank (including the Board of Directors, independent legal counsel and the stockholders) that the agent had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Agent had not met the applicable standard of conduct. The Agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Bank.

          SECTION 6. CONTRIBUTION. In the event that the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an Agent in whole or in part, then in respect of any threatened, pending or completed action, suit or proceeding in which the Bank is jointly liable with the Agent (or would be if joined in such action, suit or proceeding), to the extent that would by analogy be permitted by the General
Corporation Law of Delaware the Bank shall contribute to the amount of expenses
(including attorneys fees) judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Agent in such proportion as is appropriate to reflect (i) the relative benefits received by the Bank on the one hand and the Agent on the other from the transaction from which such action, suit or proceeding arose and (ii) the relative fault of the
Bank on the one hand and of the Agent on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Bank on the one hand and of the Agent on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.

          SECTION 7. OTHER RIGHTS AND REMEDIES. Indemnification under this
Article shall be provided regardless of when the events alleged to underlie any action, suit or proceeding may have occurred, shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advancement of expenses under this Article shall be deemed to be provided by a contract between the Bank and the Agent who serves as such at any time while these By-Laws and other provisions of the General Corporation Law of Delaware that would by analogy be relevant and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          SECTION 8. INSURANCE. Upon resolution passed by the Board of
Directors, the Bank may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the Bank would have the power to indemnify such person against such liability under the provisions of this Article. The Bank may create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          SECTION 9. CONSTITUENT CORPORATIONS. For the purposes of the Article, references to the Bank include all constituent banks (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving bank, so that any person who is or was a director, officer or employee of such a constituent bank or who, being or having been such a director, officer or employee, is or was serving at the request of such constituent bank as a director, officer, employee or trustee of another bank, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving bank as such person would if he or she had served the resulting or surviving bank in the same capacity.

          SECTION 10. OTHER ENTERPRISES; FINES; SERVING AT BANK'S REQUEST. For
purposes of this Article, references to "other enterprise" in Section 1 and 9 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and
references to "serving at the request of the Bank" shall include any service by an Agent as director, officer, employee, trustee or agent of the Bank which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Bank"
for purposes of this Article.

          SECTION 11. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Bank, to the full extent permitted by the applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

          SECTION 12. ACTIONS INITIATED BY AGENT. Anything to the contrary in this Article notwithstanding, the Bank shall indemnify any agent in connection with an action, suit or proceeding initiated by such Agent (other than actions, suits, or proceedings commenced pursuant to Section 5 of this Article) only if such action, suit or proceeding was authorized by the Board of Directors.

          SECTION 13. STATUTORY AND OTHER INDEMNIFICATION. Notwithstanding any
other provision of this Article, in any administrative proceeding or civil action not initiated by a federal bank regulatory agency, the Bank shall indemnify any Agent and advance expenses incurred by such Agent in any action, suit or proceeding of the nature referred to in Section 1 or 2 of this Article to the fullest extent that would by analogy be permitted by the General
Corporation Law of Delaware, as the same may be amended from time to time, except that no amount shall be paid pursuant to this Article in the event of an adverse determination pursuant to Section 3 of this Article or in respect of remuneration to the extent that it shall be determined to have been paid in violation of law. The rights to indemnification and advancement of expenses provided by any provision of this Article, including without limitation those rights conferred by the preceding sentence, shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any provision of any law, articles of association, by-law, agreement or by any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while serving as an Agent. The
Bank may also provide indemnification and advancement of expenses to other persons or entities to the extent deemed appropriate. Notwithstanding any provision in these By-Laws, an Agent shall be indemnified in any administrative proceeding or civil action initiated by a federal bank regulatory agency to the extent reasonable and consistent with the provisions of Section l828(k) of Title
12 of the United States Code and the implementing regulations thereunder.

                                   ARTICLE VII

                                  MISCELLANEOUS

          SECTION 1. CERTIFICATES OF STOCK. All certificates of the Bank's stock shall be signed by the President or a Vice President and shall be countersigned by the Secretary or an Assistant Secretary and shall bear the corporate seal or a facsimile thereof.

          SECTION 2. SEAL. The seal of the Bank shall be in the form of two concentric circles between which shall be the phrases "National Association" and
"Formerly Wells Fargo Bank American Trust Company" and in the center of which shall be the words "Wells Fargo Bank" surrounded by a diamond of which the upper left and lower right sides shall consist of three lines and the upper right and lower left sides shall consist of a solid line of the same width as the three lines comprising the other two sides.

          SECTION 3. EXECUTION OF WRITTEN INSTRUMENTS. All written instruments shall be binding upon the Bank if signed on its behalf by (i) any two of the following Officers: the Chairman of the Board, the President, any Vice Chairman,
any Executive Vice President or any Senior Managing Director or (ii) any one of
the foregoing officers signing jointly with any Managing Director or any Senior
Vice President.

Whenever any other officer or person shall be authorized to execute any agreement, document or instrument by resolution of the Board of Directors, or by the Chief Executive Officer, or by any officer or committee designated by the
Chief Executive Officer, or by any two of the officers identified in the immediately preceding sentence, such execution by such other officer or person shall be equally binding upon the Bank.

          SECTION 4. OWNERSHIP INTERESTS IN OTHER ENTITIES. With respect to another corporation, limited liability company, partnership or any other legal entity in which the Bank has or may acquire an ownership interest, the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer,
acting alone, or any other officer or officers appointed from time to time by the Board of Directors or the Executive Committee thereof, may authorize, sign and deliver on behalf of the Bank (i) any proxy, written consent, ballot or other similar instrument solicited by the entity from its owners, (ii) any stock power, assignment, bill of sale or other instrument transferring all or any part of the Bank's ownership of the entity or any agreement, instrument or other document relating thereto and (iii) any purchase of stock or other ownership interest in or contribution to the capital of such entity or any agreement, instrument or other document authorizing or evidencing the same.

          SECTION 5. AMENDMENTS. Subject to the right of the stockholders to adopt, amend or repeal By-Laws, these By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the authorized number of directors.

          SECTION 6. CORPORATE GOVERNANCE. To the extent not inconsistent with applicable federal banking statutes or regulations or the safety and soundness of this Association, this Association hereby elects to follow the corporate governance procedures of the Delaware General Corporation Law, as the same may be amended from time to time.

                                                          Wells Fargo Bank, N.A.
                                                              Board of Directors
                                                               November 25, 2003

                            GENERAL SIGNING AUTHORITY

          RESOLVED, that agreements, instruments, or other documents, including amendments and modifications thereto, relating to or affecting the property or business and affairs of the Bank, whether acting for its own account or in a fiduciary or other representative capacity, may be executed in its name by the persons hereinafter authorized;

          FURTHER RESOLVED, that for the purposes of these resolutions,
"Executive Officer" shall mean any person specifically designated as an
Executive Officer of the Bank by resolution of the Board of Directors, and
"Signing Officer" shall mean the Chairman of the Board, the President, any Vice
Chairman, any Executive Vice President, any Senior Vice President, the
Treasurer, any Vice President, any Assistant Vice President, any person whose title includes the word "Officer" (e.g., Commercial Banking Officer, Personal
Banking Officer, Trust Officer), or any other person whose title has been or is hereafter designated by the Board of Directors as a title for an officer of the
Bank, and such officers are hereby authorized to sign agreements, instruments and other documents on behalf of the Bank in accordance with the signing authorities conferred in Parts A, B and C of these resolutions;

                              A. Executive Officers

          FURTHER RESOLVED, that the Chairman, the President, any Vice Chairman, any Executive Vice President and any Executive Officer of the Bank, acting alone, may execute agreements, guaranties, instruments or other documents which such officer may deem necessary, proper or expedient to the conduct of the business of the Bank;

                          B. Vice Presidents and Above

          FURTHER RESOLVED, that the Chairman, the President, any Vice Chairman, any Executive Vice President, any Senior Vice President and any Vice President,
acting alone, may execute on behalf of the Bank:

          1.   Deeds, leases, assignments, bills of sale, purchase agreements and other instruments of conveyance to purchase, sell, lease or sublease to or from a third party real property, or any interest therein, for the Bank's own account; provided, however, that such agreements, instruments and other documents may also be signed as hereinafter provided with respect to real property acquired by the Bank in connection with collateral for a loan.

          2.   Bonds of indemnity and powers of attorney; provided, however, that proxies to vote stock in a corporation or to vote other interests in other legal entities and stock and bond powers may also be signed as hereinafter provided.

                               C. Signing Officers

          FURTHER RESOLVED, that any Signing Officer, acting alone, may execute on behalf of the Bank, whether acting for its own account or in a fiduciary or other representative capacity:

                                    [Lending]

          1.   Loan and credit agreements, commitments to make or purchase loans, notes or other debt instruments, allonges, funds transfer agreements, escrow instructions, development agreements,
               participation agreements (including risk participation
               agreements), certificates of participation, reimbursement
               agreements and similar documents related to the extension of credit; provided, however, that the foregoing authority shall exclude letters of credit.

                                  [Collateral]

          2.   [Personal Property.] Security agreements, financing statements, continuation statements, termination statements and statements of assignment with respect to the Bank's interest in personal property as collateral; releases of security interests in and liens upon personal property; and agreements and other documents to establish and transact business through brokerage or deposit accounts for the purpose of holding or disposing of securities or monies held as collateral.

          3.   [Real Property.] Agreements, instruments, certificates and other documents which establish, evidence, modify or terminate, in whole or in part, the Bank's security interest in real property or in any mineral, well or water rights pertaining to real property, including without limitation any and all deeds,
               easements, liens, deeds or declarations of trust, mortgages, assignments, acknowledgments of assignment, assumption or
               subordination or non-disturbance or attornment agreements, cancellations and other terminations of insurance or guaranties, substitution of trustees, releases, satisfactions, discharges, reconveyances, acceptances, allonges, note endorsements or cancellations, certificates of redemption, assignments of
               sheriff's certificates, subdivision and other maps, conditions, covenants and restrictions, encumbrances, agreements and other instruments, including instruments which convert an interest in real property to a condominium or otherwise modify the nature or intended use of such property as set forth in any map, lot-line adjustment or other land-use documentation required by any governmental entity; and any consents, waivers, modifications, estoppels, requests, demands, claims for or check endorsements representing insurance proceeds, notices, certificates,
               statements, memoranda, applications, permits, notices of default, elections to sell or cause to be sold real property securing any extension of credit made by the Bank, notices to a trustee under any deed of trust or under any other document relating to such property or credit, set-aside and other letters and other
               agreements, instruments and other documents which may be
               necessary or appropriate in the discretion of a Signing Officer for the purpose of servicing such credit or enforcing the rights of the Bank thereunder or foreclosing on such credit or disposing of such property, including without limitation powers of
               attorney, bills of sale, deeds, escrow instructions, affidavits, real estate brokerage agreements, listing agreements and other agreements, instruments and other documents which may be
               necessary or appropriate in the discretion of a Signing Officer for the purpose of administering or disposing of such property.

                             [Credit Administration]

          4.   Demands, notices of acceleration, extensions of time or
               forbearances or waivers regarding any note, indebtedness or other obligation held by the Bank; and ballots, written consents or other instruments to vote the Bank's interest or give its consent as the holder of a debt obligation or as a member of a creditors'
               committee.

          5.   Claims of the Bank as a creditor of a decedent or of a party in any bankruptcy, receivership, insolvency or similar proceeding, or any other claim of the Bank in any other type of action or proceeding.

                                    [Assets]

          6.   [Securities] Powers of attorney, contracts or bills of sale, assignments and other instruments to transfer and assign stocks, bonds and other securities together with any related brokerage or account agreements and proxies, ballots, written consents, waivers, agreements, instruments and other documents to vote the
               Bank's interest or otherwise act on its behalf as a stockholder in a corporation or as the owner of any other equity interest in any other entity.

          7.   [Funds] Checks, drafts, wire transfer orders, and other
               instruments and orders directing the payment or disbursement of funds.

          8.   [Bank's Personal Property] Purchase agreements or orders, bills of sale, assignments, leases, subleases and other instruments of conveyance to purchase, sell, lease or sublease to or from a third party personal property, or any interest therein, for the
               Bank's own account.

          9.   [Collateral, Trust and Other Property] Agreements, instruments and other documents to effect any sale or other disposition of any real or personal property currently held or originally acquired in connection with collateral for a loan or to effect any purchase or sale of real or personal property held or to be held in any fiduciary or other representative capacity; any and all leases, subleases, rental agreements and other contracts or instruments required to effect any lease, sublease or rental of any such property either for or by the Bank; and any and all management agreements, construction contracts and other contracts required to be executed in the course of the management,
               maintenance, improvement and/or operation of any real or personal property owned, held or leased by the Bank, however acquired.

                        [Customer Accounts and Services]

          10.  Cashier's checks, money orders, certificates of deposit, savings certificates, check certifications and other similar obligations.

          11.  Receipts for any funds or other property paid or delivered to the
               Bank.

          12.  Guaranties of signatures, whether appearing as endorsements of bonds, certificates of stock, or other securities, including without limitation medallion guaranties provided in connection with a medallion stamp, or otherwise.

          13.  Certifications of records, confirmations and affidavits.

          14.  Agreements, instruments and other documents establishing or relating to any deposit account or the collateralization thereof.

                               [Service Contracts]

          15.  Agreements and proposals to provide services to or receive services from third parties.

                   [Governmental Reporting; Legal Proceedings]

          16.  Tax returns and all reports, applications and other filings made with any federal, state or local governmental department, agency, body or official.

          17.  Pleadings, petitions, accounts, and other documents to be filed in any court, administrative or other proceeding, including verifications thereof.

                             [Trust Administration]

          18.  Any and all agreements, instruments and other documents to enable the Bank to withdraw, collect or receive any sums or property in which the Bank has an interest as executor, administrator, administrator with will annexed, special administrator, guardian, trustee or in any other representative or fiduciary capacity, and to execute and deliver any checks, drafts, receipts, orders or other documents as may be necessary, proper or convenient in connection therewith; any declination, renunciation or
               resignation by the Bank from any fiduciary or other
               representative position; petitions for the appointment or the confirmation of appointment of the Bank in any fiduciary or other representative capacity and certificates of the incumbency of the
               Bank as trustee or any of its officers acting on its behalf in such capacity; certificates of assets held in any account with the Bank; and any other agreement, instrument or other document signed by the Bank in a fiduciary or other representative
               capacity.

                                [Corporate Trust]

          19.  Trust indentures, declarations of trust, trust and agency agreements, pooling and servicing agreements, fiscal and paying agency agreements, acceptances thereof, consents thereto and any similar agreements, however denominated, to which the Bank is a party in a fiduciary or other representative capacity;
               certificates of authentication or other indicia of valid issuance with respect to bonds, notes, debentures and other securities or obligations issued under any indenture, mortgage, trust or other agreement; certificates for securities deposited, interim
               certificates and other certificates for and on behalf of the Bank as depository or agent; countersignatures of stocks, bonds, notes, debentures, voting trust certificates, participation certificates and other certificates, instruments, obligations or other securities on behalf of the Bank as trustee, fiscal and paying agent, transfer agent, registrar or in another similar capacity; and certificates of cancellation and cremation of stocks, bonds, debentures or other securities.

         D. Designated Signers; Other Officers; Certification; Effect of
                              Previous Resolutions

          FURTHER RESOLVED, that the Chairman, the President, any Vice Chairman, any Executive Vice President, any Senior Vice President, any Vice President and
any Executive Officer, acting alone, by filing a written authorization with the
Secretary of the Bank, may authorize other persons ("Designated Signers") to execute any of the agreements, instruments, or other documents contemplated in the preceding resolutions, but only to the extent of the authorizing officer's own authority thereunder, which Designated Signer shall retain such authority until relieved of it in a written instrument filed with the Secretary of the
Bank by the authorizing officer, another officer of equal or greater authority, the Board of Directors or any committee thereof or until termination of the
Designated Signer's employment with the Bank or any of its affiliates;

          FURTHER RESOLVED, that for purposes of the foregoing resolutions, the signing authority of a Senior Managing Director shall be equivalent to that of an Executive Vice President, and the signing authority of a Managing Director shall be equivalent to that of a Senior Vice President;

          FURTHER RESOLVED, that the signature of the Secretary or of any
Assistant Secretary of the Bank shall be required to certify any resolution adopted by the Board of Directors of the Bank or any committee thereof, the incumbency, title or signature of any officer of the Bank and any designation of authority under these resolutions or otherwise, and the Secretary or any
Assistant Secretary of the Bank may also certify any records or other documents created in the ordinary course of the business of the Bank; and

          FURTHER RESOLVED, that these resolutions shall supersede any resolution previously adopted by the Board of Directors of the Bank or any committee thereof to the extent that such previous resolution is inconsistent herewith.